                  [Letterhead of Gibson, Dunn & Crutcher LLP]

                               January 26, 1998



(714) 451-3800                                                   C 80253-00029


Salem Communications Corporation
 and the Guarantors identified herein
4880 Santa Rosa Road, Suite 300
Camarillo, California  93012

     Re:  Salem Communications Corporation

Gentlemen and Mesdames:

     We have acted as special counsel for Salem Communications Corporation, a Delaware corporation (the "Company"), and its subsidiaries (collectively, the "Guarantors") that are party to the Indenture, dated as of September 25, 1997 (the "Indenture"), with The Bank of New York, as trustee (the "Trustee"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange up to $150,000,000 aggregate principal amount of its outstanding 9 1/2% Series A Senior Subordinated Notes Due 2007 (the "Old Notes") for a like principal amount of its 9 1/2% Series B Senior Subordinated Notes Due 2007 (the "Notes"). The Old Notes were, and the Notes will be, issued pursuant to the Indenture. The Old Notes were guaranteed on a senior, subordinated basis by the Guarantors, in accordance with the terms of the Indenture. As were the Old Notes, the Notes will be guaranteed (the "Guarantees") by the Guarantors on a senior, subordinated basis, in accordance with the terms of the Indenture. The Indenture, the Notes and the Guarantees are referred to herein collectively as the "Financing Documents."

                                      I.

     In our capacity as special counsel to the Company and the Guarantors in connection with the proposed Exchange Offer, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement (no. 333-41733) on Form S-4, as amended to date (the "Registration Statement"), as filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering of the Notes and the
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Salem Communications Corporation
 and the Guarantors identified herein
January 26, 1998
Page 2


Guarantees pursuant to the Exchange Offer and such other documents, corporate records, partnership records, certificates of such public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to these opinions, we have relied upon statements and representations of officers and other representations of the Company and the Guarantors and others, in each case without having independently verified the accuracy or completeness thereof. In rendering this opinion, we have assumed that the Company and each Guarantor has been duly organized under the laws of their respective state of incorporation or partnership formation.

     We have assumed, without independent investigation or inquiry with respect to any such matter, that (i) the Trustee has all requisite power and authority to execute, deliver and perform its obligations under the Indenture, the execution and delivery of the Indenture and the performance of such obligations have been duly authorized by all necessary action on the Trustee's part and the Indenture has been duly delivered by it; and (ii) the Indenture is enforceable against the Trustee in accordance with the terms thereof.

     Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions hereinafter set forth, we are of the opinion that:

          1. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2. The Guarantees, when executed, when the Notes with the Guarantees endorsed thereon have been authenticated in accordance with the provisions of the Indenture and when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement, will be legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

     Each of the opinions set forth above is subject to the following exceptions, qualifications, limitations and assumptions:
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Salem Communications Corporation
 and the Guarantors identified herein
January 26, 1998
Page 3


     (a) The execution and delivery of the Financing Documents by the Trustee and performance by the Trustee of its obligations thereunder comply with all laws and regulations that are applicable to the Trustee or the transactions contemplated by such Financing Documents because of the nature of the Trustee's business.

     (b) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders.

     (c) Our opinions are subject to the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

     (d) Our opinions are subject to the qualification that indemnification or contribution provisions in any of the Financing Documents may be unenforceable to the extent that such indemnification or contribution may be held to be in violation of or against public policy, including, without limitation, limitations under certain circumstances on enforceability of provisions (i) indemnifying a party against loss attributable to or liability for its own negligent acts or (ii) providing for contribution with respect to such loss or liability.

     Furthermore, the opinions herein expressed are subject to the qualification that we express no opinion as to:

     (a) The legality, validity, binding effect or enforceability (whether according to its terms or otherwise) of any provision of any Financing Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     (b) The legality, validity, binding effect or enforceability of any waiver under any Financing Document or any consent thereunder relating to the rights of the Company or Guarantor party thereto existing, or duties owing to it, as a matter of law, except to the extent that the Company or such Guarantor can waive such rights or duties or give such consent under applicable law. We express no opinion as to the effectiveness of any waiver or consent contained in any Financing Document relating to such rights or duties that is broadly or vaguely stated, does not describe the right or duty purportedly waived or to which such consent relates with reasonable specificity or relates to unknown future rights.
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Salem Communications Corporation
 and the Guarantors identified herein
January 26, 1998
Page 4


     (c) The legality, validity, binding effect or enforceability of any provision of any Financing Document to the extent that it provides for a rate of interest after failure to pay principal when due or other occurrence of a default that is in excess of the rate of interest otherwise payable, to the extent such rate is found to constitute a penalty.

     (d) Any provision of any Financing Document requiring written amendments or waivers of such document insofar as it suggests that oral or other modifications, amendments or waivers could not effectively be agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

     (e) The effect on the enforceability of any of the Financing Documents against any Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by the Guarantor, to the extent that any of the Guarantor's obligations under such Financing Document constitute obligations to answer for the debt of another Person.

     Our opinions expressed herein are limited to the internal laws (excluding choice of law rules) of the State of New York. The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof with respect to circumstances or events that may occur subsequent to the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is solely for the benefit of the Company and the Guarantors and may not be relied upon by any other person. This opinion may not be quoted, in whole or in part, or copies hereof furnished, to any other person without our prior express written consent.

                                  Very truly yours,


                                  /s/ Gibson, Dunn & Crutcher LLP

                                  Gibson, Dunn & Crutcher LLP


TDM/JHE/SPG/AME